SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest

Event Reported): January 28, 2004

WJ COMMUNICATIONS, INC.

(Exact name of registrant as specified in its charter)

Commission file number 000-31337

DELAWARE	94-1402710
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

401 River Oaks Parkway, San Jose, California	95134
(Address of principal executive offices)	(Zip Code)

(408) 577-6200
(Registrant’s telephone number, including area code)

Item 7.                                                                                                           Financial Statements and Exhibits

(c) Exhibits

99                                    Press Release dated January 28, 2004 announcing the Company’s closing of the previously announced underwritten public offering.

Item 9.                                                           Regulation FD Disclosure

On January 28, 2004, WJ Communications, Inc., (the “Company”) issued a press release announcing the closing of the previously announced underwritten public offering of its 2 million newly issued shares of common stock at $5.75 per share which resulted in gross proceeds to the Company of approximately $11.5 million.  In addition, certain selling stockholders, including the Company’s controlling stockholder Fox Paine Capital Fund, L.P., closed on 12.49 million currently outstanding shares of common stock in the underwritten public offering, at the same price, which included 1.89 million shares the underwriters elected to purchase prior to the closing pursuant to its over-allotment option.  A copy of the press release is attached to this report as Exhibit 99.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

WJ COMMUNICATIONS, INC.

	By:	/s/ FRED J. KRUPICA
Fred J. Krupica
Chief Financial Officer
(principal financial officer)

Dated: January 28, 2004